Exhibit 10.6

EXHIBIT B-5

ALLONGE

This Allonge is made to that Senior Secured Incremental Note, certificate B-4, dated October 25, 2021 (the “Note”), in the original principal sum of four hundred ninety-seven thousand four hundred and ninety-five dollars and twenty-eight cents ($497,495.28) issued by Pareteum Corporation, a Delaware corporation to Channel Ventures Group, LLC, a Delaware limited liability company, pursuant to that certain Joinder Agreement dated November 26, 2021 and subject to the terms of that Securities Purchase Agreement dated as of June 8, 2020, as amended from time to time.

Pay to the order of Circles MVNE Pte. Ltd., WITHOUT REPRESENTATION, WARRANTY OR RECOURSE WHATSOEVER, except as expressly set forth in the Note Sale Contract dated as of April 25, 2022, made and entered into by and between the undersigned, as seller, and Circles MVNE Pte. Ltd., as purchaser and acknowledged and agreed to by Pareteum Corporation, as issuer.

Dated as of April 25, 2022.

CHANNEL VENTURES GROUP, LLC

By:	/s/ Markwin Maring
Name: Markwin Maring
Title: Statutory Director